                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                               HUFFY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                            [HUFFY CORPORATION LOGO]

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 22, 2004

To our Shareholders:

     It is a pleasure to invite you to attend your Company's 2004 Annual Meeting of Shareholders which will be held this year on Thursday, April 22, 2004, at 10:00 a.m., Eastern Daylight Time, in the Frederick C. Smith Auditorium at Sinclair Community College, 444 West Third Street, Dayton, Ohio.

     I hope you will be able to join us. For your convenience, a map of the area and directions to the meeting are enclosed.

     If you plan to attend the meeting an admission ticket will be required and is attached to the proxy card. Please indicate the number attending from your immediate family. If your shares are held in the name of a broker or other nominee and you do not have an admission ticket, please bring with you a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares.

     Formal Notice of the Meeting and Proxy Statement accompany this letter. Whether or not you plan to be at the meeting, it is important to exercise your right to vote. Please vote so that your shares will be represented at the meeting. You can vote electronically by telephone or via the Internet which eliminates the need to return the proxy card, or vote on the enclosed proxy card and sign, date and return it promptly in the envelope provided. I look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Don R. Graber
                                          Don R. Graber
                                          Chairman of the Board

                            [HUFFY CORPORATION LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 22, 2004

     The Annual Meeting of Shareholders of Huffy Corporation (the "Company"), an Ohio corporation, will be held in the Frederick C. Smith Auditorium at Sinclair Community College, 444 West Third Street, Dayton, Ohio 45402 on Thursday, April 22, 2004, at 10:00 a.m., Eastern Daylight Time for the following purposes:

     1. To elect three Directors to serve for a term of two years and two Directors to serve for a term of one year;

     2. To approve an amendment to the 1998 Key Employee Stock Plan, the 1998 Director Stock Incentive Plan and the 1998 Restricted Share Plan increasing the number of shares available for grant of options and/or restricted shares under the plans;

     3. To ratify the appointment of KPMG LLP as independent public accountants for 2004; and

     4. To transact such other business as properly may be brought before the Annual Meeting or any adjournment(s) thereof.

     Shareholders of record at the close of business on February 26, 2004 are entitled to vote at the meeting or any adjournment(s) thereof.

                                          By Order of the Board of Directors

                                          /s/ Nancy A. Michaud
                                          Nancy A. Michaud
                                          Secretary
Dayton, Ohio
March 12, 2004

     ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER YOU EXPECT TO ATTEND OR NOT, PLEASE VOTE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED, POSTAGE PAID ENVELOPE OR VOTE ELECTRONICALLY BY TELEPHONE OR VIA THE INTERNET WHICH ELIMINATES THE NEED TO RETURN THE PROXY CARD.

TO VOTE BY TELEPHONE:

     - Have the proxy card enclosed with the Proxy Statement in hand.

     - On a touch-tone telephone, call TOLL-FREE 1-866-207-3912, 24 hours a day, 7 days a week.

     - Follow the recorded instructions.

TO VOTE VIA INTERNET:

     - Have the proxy card enclosed with the Proxy Statement in hand.

     - Go to HTTP://WWW.EPROXYVOTE.COM/HUF/.

     - Follow the web page instructions.

                               HUFFY CORPORATION
                                 225 BYERS ROAD
                             MIAMISBURG, OHIO 45342

                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 22, 2004

                             ---------------------

                                                                  March 12, 2004

                              GENERAL INFORMATION

PERSONS MAKING THE SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Huffy Corporation (the "Company") to be used at the Annual Meeting of Shareholders to be held on April 22, 2004, and any adjournment(s) of such meeting. This Proxy Statement and the accompanying proxy card were first mailed to Shareholders on or about March 12, 2004. The Company will bear the cost of soliciting proxies and will, upon request, reimburse banks, brokerage houses and other institutions for their expenses in forwarding proxy materials to their principals. Directors, Officers and employees of the Company may solicit proxies personally from some Shareholders if proxies are not received promptly. In addition, the Company has retained Morrow & Co. to assist in the solicitation of proxies for which the Company will pay fees estimated to total $6,000.

VOTING SECURITIES

     The authorized voting capital stock of the Company consists of 60,000,000 shares of Common Stock, $1.00 par value, of which there were 16,037,799 shares issued and outstanding as of February 26, 2004, which is the record date for the determination of the holders of Common Stock entitled to receive notice of and to vote at the Annual Meeting. Each share of Common Stock entitles the holder to one vote.

ACTIONS TO BE TAKEN BY HOLDERS OF PROXIES

     Unless otherwise directed by the person giving the proxy, all properly executed proxies will be voted: (1) for the election of Paul R. D'Aloia, James
F. Robeson and Thomas C. Sullivan for two year terms expiring in the year 2006 and for the election of Don R. Graber and Donald K. Miller for one year terms expiring in 2005; (2) in favor of the amendment of the 1998 Key Employee Stock Plan, the 1998 Director Stock Incentive Plan, and the 1998 Restricted Share Plan; (3) in favor of ratification of the appointment of KPMG LLP as independent public accountants for the Company for 2004; and (4) at the discretion of the holders of the proxies, in the transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     The holders of the proxies may, in their discretion, vote for a substitute nominee designated by the Board of Directors, or take other legally permissible action in the event that the nominee becomes unable to serve for any reason presently unknown.

     A proxy may be revoked at any time before exercise by written notice to the Company bearing a later date than the proxy, by submission of a later dated proxy, or by voting in person in open meeting (although presence at the Annual Meeting will not in and of itself constitute revocation of the proxy). Any written notice revoking a proxy should be sent to Huffy Corporation, 225 Byers Road, Miamisburg, Ohio 45342, Attention: Nancy A. Michaud, Secretary.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is currently comprised of nine (9) Directors and is divided into two (2) classes. Ms. Linda B. Keene, who has served as a Director since 1993, is retiring as a Director at the 2004 Annual Meeting of Shareholders in accordance with the Company's Director retirement policy. The Company wishes to express its appreciation to Ms. Keene for her many years of valuable service. In accordance with the Company's Code of Regulations, the Board of Directors has set the total number of Directors of the Board, effective as of the 2004 Annual Meeting of Shareholders, at eight.

     The Board of Directors of the Company recommends that two Directors be elected for a one-year term expiring in 2005 and three Directors be elected for two-year terms expiring in 2006. James F. Robeson and Thomas C. Sullivan, whose terms expire in 2004, and Paul R. D'Aloia, who was appointed a Director in October 2003, have been recommended by the Nominating and Governance Committee of the Board of Directors and nominated by the Board of Directors for election to the Board of Directors for two-year terms expiring in 2006. Don R. Graber and Donald K. Miller, whose terms expire in 2004, have been recommended by the Nominating and Governance Committee of the Board of Directors and nominated by the Board of Directors for election to the Board of Directors for one-year terms expiring in 2005.

     Under Ohio law, if a Shareholder gives written notice to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for the Annual Meeting, that such Shareholder desires the voting at the election of Directors to be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the chairman or secretary of the meeting or by or on behalf of the Shareholder giving such notice, then the Directors will be elected by cumulative voting. In such event, each Shareholder has the right to give one candidate a number of votes equal to the number of Directors then being elected multiplied by the number of such Shareholder's shares, or to distribute such Shareholder's votes on the same principle among two or more candidates. In the event that Directors are elected by cumulative voting and cumulated votes represented by proxies solicited hereby are insufficient to elect all the nominees, then the holders of the proxies intend to vote such proxies cumulatively for the election of as many of such nominees as possible and in such order as the holders may determine. Votes will be counted by LaSalle Bank, N.A. acting as the inspector of elections.

     Under Ohio law and the Company's Code of Regulations, the two nominees receiving the greatest number of votes for the terms expiring in 2005 shall be elected as Directors and the three nominees receiving the greatest number of votes for the terms expiring in 2006 shall be elected as Directors. Shares as to which authority to vote is withheld, abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

     As provided in the Company's Corporate Governance Guidelines, a majority of the Directors are independent. No Director is deemed independent unless the Board affirmatively determines that the Director has no material relationship with the Company, directly or as an officer, shareholder or partner of an organization that has a material relationship with the Company. The Board will observe all additional criteria for independence established by the New York Stock Exchange or other governing laws and regulations. Annually, Directors certify to the Chairman of the Audit Committee that no conflict of interest exists. The Board has determined that all non-employee Directors (other than Mr. Graber) meet these standards.

     Recently adopted Securities and Exchange Commission rules and regulations require disclosure of the process by which shareholders may forward communications to the Board of Directors. The Company, several years ago, established a toll-free telephone number through which employees and others could report to the Company's Standards of Ethics and Behavior Committee. The Board of Directors has determined that any shareholder may address communications to the Board by submitting such communications to the toll-free number at 1-800-486-2264 (Standards of Ethics & Behavior) or by written communication addressed to the Company in care of the Secretary. All such transmissions are communicated to the Audit Committee and the Board of Directors.

     The Company strongly encourages and recommends that each of the Directors and Nominees attend the Company's Annual Meeting of Shareholders. Although not required by law, all of the Company's Directors and Nominees for director attended the 2003 Annual Meeting of Shareholders.

     The following table sets forth certain information as to the nominees for Director and each other person whose term of office as Director will continue after this Annual Meeting:

                                                                    SERVED AS
NAME AND PRINCIPAL OCCUPATION                                       DIRECTOR
FOR THE PAST FIVE YEARS(1)                                    AGE     SINCE
-----------------------------                                 ---   ---------
                     NOMINEES FOR TERMS EXPIRING IN 2005

Don R. Graber, Chairman of the Board since 1997; prior        60      1996
thereto Chairman of the Board and Chief Executive Officer of the Company from August 2003 to January 2004; prior thereto
Chairman of the Board, President and Chief Executive Officer
from 1997 to August 2003; prior thereto President and Chief
Operating Officer of the Company since 1996(2)

Donald K. Miller, Chairman of Axiom International Investors   72      1988
LLC (engaged in international equity asset management) since
1999; currently, President of Presbar Corporation (engaged
in private equity investing and investment banking) since
1986(3)

                     NOMINEES FOR TERMS EXPIRING IN 2006

Paul R. D'Aloia, Chief Executive Officer and President of     45      2003
the Company since January 2004; prior thereto President and
Chief Operating Officer of the Company since August 2003;
prior thereto Group President and General Manager of Huffy
Sports Group from September 2002 to August 2003; and
President and General Manager of Huffy Bicycle Company from
2001 to 2003; prior thereto President and General Manager of
Huffy Service Solutions, Inc. from 1999 to 2001; prior
thereto President and General Manager of Huffy Sports
Company from 1997 to 1999

James F. Robeson, Consultant to various distribution          67      1994
companies since 1993; Vice Chairman of Roberds, Inc.
(retailer of a broad range of home furnishing products) from
1998 to 2000; prior thereto Chief Executive Officer and
President of Roberds, Inc. from 1997 to 1998(4)

Thomas C. Sullivan, Chairman of RPM International, Inc.       66      1995
(manufacturer of specialty chemicals and coatings) since
1971; prior thereto Chairman and Chief Executive Officer of
RPM International, Inc. from 1971 to 2002(5)

                    DIRECTORS WHOSE TERMS EXPIRE IN 2005

W. Anthony Huffman, retired from the Company and currently    61      1997
President of Huffman Travel Limited (engaged in travel
services) since 1997

Joseph P. Viviano, Retired Vice Chairman of Hershey Foods     65      1996
Corporation (engaged in the manufacture, distribution and
sale of consumer food products) since 2000; prior thereto
Vice Chairman of such company from 1999 to 2000; prior
thereto President and Chief Operating Officer of such
company since 1994(6)

Gerald B. Wasserman, Retired President, Chief Executive       66      2002
Officer and Chairman of The Hockey Company (engaged in the
manufacture, distribution and sale of hockey equipment,
skates and accessories) since 1996

---------------

(1) Except as disclosed herein, no information is included in this Proxy Statement for any portion of a period in which a Director did not hold office as a Director of the Company.

(2) Mr. Graber is a Director of Precision Castparts Corporation, Amcast Industrial Corporation and MTC Technologies Inc.

(3) Mr. Miller is a Director of Layne Christensen Company and RPM International, Inc.

(4) Mr. Robeson is a Director of Moto Photo, Inc.

(5) Mr. Sullivan is a Director of Agilysys, Inc., RPM International, Inc., and Kaydon Corporation.

(6) Mr. Viviano is a Director of Chesapeake Corporation, Harsco Corporation, R.J. Reynolds Tobacco Holdings, Inc., and RPM International, Inc.

MEETINGS BY, AND CERTAIN COMMITTEES OF, THE COMPANY'S BOARD OF DIRECTORS

     During the year 2003, James F. Robeson (Chairman), Donald K. Miller and Gerald B. Wasserman comprised the Audit Committee of the Board of Directors. The Audit Committee meets with the Company's independent public accountants, internal auditors, and financial management executives and reviews the scope and results of audits as well as recommendations made by the Company's auditors and executives with respect to internal accounting controls. The Audit Committee is responsible for approving the appointment of the Company's auditors for all audit and permitted non-audit services. The members of the Audit Committee are independent, as defined in the New York Stock Exchange's listing standards. The Board of Directors has determined that each of the members of the Audit Committee is each an audit committee financial expert as defined by Securities and Exchange Commission rules and regulations. The current Audit Committee Charter more fully describing such Committee's function is attached hereto. During the last fiscal year, the Audit Committee met four times.

     In February 2004, each of the members of the Audit Committee, along with all other members of the Board of Directors of the Corporation, attended a half-day director education program presented by The Ohio State University Fisher College of Business entitled "Corporate Governance Reform and the Role of the Audit Committee".

     During the year 2003, Thomas C. Sullivan (Chairman), James F. Robeson and Joseph P. Viviano comprised the Compensation Committee of the Board of Directors. The Compensation Committee sets salary and benefits policy, and determines compensation and benefit levels for the Company's Officers and certain other key employees. The members of the Compensation Committee are independent, as defined in the New York Stock Exchange's listing standards. The current Compensation Committee Charter more fully describing such Committee's function is available at the Company's website, www.huffy.com. During the last fiscal year, the Compensation Committee met four times.

     During the year 2003, Joseph P. Viviano (Chairman), W. Anthony Huffman and Linda B. Keene comprised the Nominating and Governance Committee. This Committee seeks out and reviews the qualifications of possible candidates for Board membership. This Committee has used both professional consultant services as well as recommendations from Board members to identify possible candidates. Shareholders may submit nominee recommendations, complete with qualifications, to any member of the Nominating and Governance Committee at any time. The Committee recommends to the Board of Directors candidates for election as Directors at annual meetings, candidates to fill vacancies on the Board, and candidates for Committees of the Board. As provided in the Company's Corporate Governance Guidelines, Directors may be nominated by the Board or by a shareholder in accordance with the Company's Code of Regulations. The Nominating and Governance Committee will review all nominees for the Board in accordance with its charter. The assessment will include a review of the nominee's judgment, experience, independence, understanding of the Company's or other related industries, and such other factors as the Committee concludes are pertinent in light of the current needs of the Board. The Board does not believe that there are any specific minimum qualifications that nominees must meet, but believes that its membership should reflect a diversity of experience, gender, race, ethnicity and age. The Committee will select qualified nominees and review its recommendations with the Board, which will decide whether to invite the nominee to join the Board. The assessment of potential nominees will be the same regardless of the party nominating such person. The Committee also conducts the annual Chief Executive Officer and Board assessments and reviews and assesses corporate govern-ance compliance. The members of the Nominating and Governance Committee are independent, as defined in the New York Stock Exchange's listing standards. The current Nominating and Governance Committee Charter more fully describing such Committee's function is available at the Company's website, www.huffy.com. During the last fiscal year, the Nominating and Governance Committee met two times.

     In 2003, the independent non-employee Directors met in Director Executive Sessions at each regularly scheduled Board of Directors meeting. The Committee Chairmen serve on a rotating basis as the Chair of non-management Director Executive Sessions. For 2004, Director Executive Sessions are scheduled at each regular Board of Directors meeting.

     During the last fiscal year, the Board of Directors met eight times. No Director attended fewer than 75 percent of the aggregate number of meetings of the Board of Directors and meetings of Committees thereof during the time such person was a Director and member of any such Committee.

COMPENSATION OF DIRECTORS

     Effective March 1, 2003, the Company's independent non-employee Directors ("Outside Directors") annual base compensation was established at $25,000. Prior thereto, the Outside Directors' annual base compensation was $22,500. All Directors received additional compensation of $1,000 per Board meeting attended. The Chairman of the Audit Committee received additional compensation of $3,000 per year from January 1 through June 30, 2003 which was increased to $6,000 per year effective July 1, 2003. The Chairmen of the Compensation Committee and the Nominating and Governance Committee received additional compensation of $3,000 per year. Each Committee member (including the Chairman of the Committee) received $1,000 for each Committee meeting attended. No Director who is an employee of the Company receives any compensation for services as a Director.

DIRECTOR PLANS

     Pursuant to the Company's 1998 Director Stock Incentive Plan (the "1998 Directors Plan"), Outside Directors may elect to defer payment of their fees or take part or all of their annual base fees in the form of stock options. The 1998 Directors Plan provides for the automatic annual grant of restricted stock having a fair market value of $12,500 to Outside Directors. Shares included in restricted stock grants are forfeited back to the Company at the time an Outside Director ceases to be a Director except to the extent vested. Shares vest on the later of the first anniversary of the grant date or the date the Director first achieves compliance with the Directors' policy for stock ownership.

     In addition to the restricted stock awards granted every year, if an Outside Director files an irrevocable election with the Secretary of the Company prior to May 1 of any year and on such other date(s) as may be designated from time to time electing not to receive all or a portion of his or her annual base compensation to be earned in the following 12 month period beginning May 1 and ending April 30, then the Company shall grant options automatically on May 1 or such other dates, if applicable, to such Outside Director. The Company's policy is to encourage stock ownership and thus the formula used to determine the number of shares for which an option may be granted pursuant to such an election provides a premium for such deferrals and such formula is as follows:

 Portion of Annual Base
Compensation Not Received    x  1.5   =  Number of Shares
-------------------------
       Fair Market
    Value minus $1.00

     For the 12-month period beginning May 1, 2003, and ending April 30, 2004, Outside Directors have elected not to receive, in the aggregate, $150,000 of their annual base compensation, and the Company granted options to them based on such elections in accordance with the 1998 Directors Plan. The option price per share of the Common Stock covered by such options is $1.00.

     No option may be exercised until six months following the date upon which it was granted, except upon a change in control (as defined in the 1998 Directors Plan), or due to retirement from the Board of Directors because of total and permanent disability, expiration of a Director's term of office, or otherwise in accordance with the current Board of Directors' policy or upon the death of the option holder. A notice to exercise an option must be accompanied by full payment of the purchase price for the Common Stock being purchased. The 1998 Directors Plan is administered by a Committee consisting of not less than three Officers of the Company who are not entitled to participate in the 1998 Directors Plan.

     In February 1996, the Board of Directors discontinued the Directors' Retirement Plan, freezing retirement benefits for those Board members vested in such Plan through their current term. Under the Directors' Retirement Plan, each Outside Director who served as a member of the Board of Directors five years or more earned an annual retirement benefit of $5,000 plus $1,000 for each year of service as an Outside Director (prorated for partial years) in excess of five years service, not to exceed a maximum annual benefit of $10,000. Only one Outside Director has vested retirement benefits under such plan.

     The Board of Directors approved a policy on Director Ownership of Huffy Common Stock, effective April 17, 1998. This policy requires Outside Directors to acquire periodically and own up to 3,200 shares of Common Stock of the Company. Such ownership amounts are determined on the anniversary date of such Director's nomination to the Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the beneficial ownership of the Company's shares of Common Stock reported to the Company as of January 2, 2004, for each Director and Nominee and for each of the Executive Officers named in the Summary Compensation Table (the "Named Executive Officers"), and for all Directors, the Nominees and Executive Officers as a group. For purposes of the table, a person is considered to "beneficially own" any shares of Common Stock (i) over which the person exercises sole or shared voting or investment power or (ii) of which the person has the right to acquire beneficial ownership at any time within 60 days after January 2, 2004.

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL
NAME OF BENEFICIAL OWNER(1)                                   OWNERSHIP(2)
---------------------------                                   ------------
Paul R. D'Aloia.............................................     148,741(3)
Don R. Graber...............................................     387,152(4)
Timothy G. Howard...........................................     108,888(5)
W. Anthony Huffman..........................................     123,688(6)
Linda B. Keene..............................................      36,328(7)
Robert W. Lafferty..........................................      47,988(8)
Nancy A. Michaud............................................     129,188(9)
Donald K. Miller............................................     203,316(10)
James F. Robeson............................................      59,069(11)
Thomas C. Sullivan..........................................      59,373(12)
Joseph P. Viviano...........................................      82,375(13)
Gerald B. Wasserman.........................................      16,842(14)
All Directors, the Nominees and Executive Officers,
  including Named Executive Officers, as a Group (12
  persons)..................................................   1,402,948

---------------

 (1) All shares are held with sole voting and sole investment power unless otherwise indicated in the footnotes below.

 (2) Except for Don R. Graber and Donald K. Miller whose Common Stock ownership is 2.3 percent and 1.3 percent, respectively, no such beneficial owner owns more than one percent of the issued and outstanding shares of Common Stock of the Company. All Directors, Nominees and Executive Officers as a group beneficially own 8.3 percent of the issued and outstanding shares of Common Stock of the Company as of January 2, 2004.

 (3) Mr. D'Aloia has shared investment power with respect to 8,202 shares held by his spouse. The total amount also includes 109,766 shares as to which Mr. D'Aloia holds options exercisable within 60 days.

 (4) Mr. Graber has shared investment power with respect to 3,100 shares held by his spouse. The total amount also includes 237,500 shares as to which Mr. Graber holds options exercisable within 60 days.

 (5) Mr. Howard has shared investment power with respect to 14,586 shares held by his spouse. The total amount also includes 73,844 shares as to which Mr. Howard holds options exercisable within 60 days.

 (6) Mr. Huffman has sole voting and sole investment power with respect to 70,059 shares. Mr. Huffman has shared investment power with respect to 975 shares held by his spouse. The total amount also includes 52,654 shares as to which Mr. Huffman holds options exercisable within 60 days.

 (7) Ms. Keene has shared voting and shared investment power with respect to 3,904 shares held jointly with her spouse. The total amount also includes 28,540 shares as to which Ms. Keene holds options exercisable within 60 days.

 (8) The total amount includes 41,000 shares as to which Mr. Lafferty holds options exercisable within 60 days.

 (9) Ms. Michaud has shared investment power with respect to 2,293 shares held by her spouse as trustee. The total amount also includes 109,543 shares as to which Ms. Michaud holds options exercisable within 60 days.

(10) Mr. Miller has sole voting and sole investment power with respect to 174,015 shares. Mr. Miller has shared investment power with respect to 4,475 shares held by his spouse. The total amount also includes 24,826 shares as to which Mr. Miller holds options exercisable within 60 days.

(11) Mr. Robeson has shared investment power with respect to 1,000 shares held by his spouse. The total amount also includes 29,418 shares as to which Mr. Robeson holds options exercisable within 60 days.

(12) The total amount includes 48,239 shares as to which Mr. Sullivan holds options exercisable within 60 days.

(13) Mr. Viviano has shared voting and shared investment power with respect to 500 shares held jointly with his spouse. The total amount also includes 45,891 shares as to which Mr. Viviano holds options exercisable within 60 days.

(14) The total amount includes 7,576 shares as to which Mr. Wasserman holds options exercisable within 60 days.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information with respect to Shareholders known to the Company to be beneficial owners of more than five percent of the Company's Common Stock.

                                                                   AMOUNT AND
                                                                   NATURE OF          PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP     CLASS(6)
------------------------------------                          --------------------    ----------
Wells Fargo & Company(1)....................................       1,675,368             10.3%
420 Montgomery Street
San Francisco, California 94104

Kenneth J. Finkelstein(2)...................................       1,101,955             7.12%
35 Brandy Court
Don Mills, Ontario M3B 3L3

James J. Salter(3)..........................................       1,101,955             7.12%
135 Forest Hill Road
Toronto, Ontario M4V 2L9

KeyCorp(4)..................................................         961,700             5.95%
127 Public Square
Cleveland, Ohio 44144

Dimensional Fund Advisors Inc.(5)...........................         890,025             5.50%
1299 Ocean Avenue
11th Floor
Santa Monica, California 90401

---------------

(1) This information is taken from Amendment No. 2 to Schedule 13G, dated February 12, 2004, filed by Wells Fargo & Company with the Securities and Exchange Commission, which disclosed Wells Fargo & Company has sole voting power with respect to 1,648,734 shares, sole investment power with respect to 1,615,284 shares and shared voting and investment power with respect to 0 shares.

(2) This information is taken from the Schedule 13D, dated September 30, 2002, filed by Kenneth J. Finkelstein with the Securities and Exchange Commission, which disclosed that Mr. Finkelstein had sole investment power with respect to 1,101,955 shares. Subsequent to such filing, the Company was advised 113,800 shares were sold.

(3) This information is taken from the Schedule 13D, dated September 30, 2002, filed by James J. Salter with the Securities and Exchange Commission, which disclosed that Mr. Salter had sole investment power with respect to 1,101,955 shares. Subsequent to such filing, the Company was advised 113,800 shares were sold.

(4) This information is taken from Schedule 13G, dated February 13, 2004, filed by KeyCorp with the Securities and Exchange Commission, which disclosed that KeyCorp has sole voting and investment power with respect to 958,000 shares and shared voting and investment power with respect to 3,700 shares.

(5) This information is taken from the Amendment to Schedule 13G, dated February 6, 2004, filed by Dimensional Fund Advisors Inc. with the Securities and Exchange Commission, which disclosed Dimensional Fund Advisors Inc. has sole voting and investment power with respect to 890,025 shares and shared voting and investment power with respect to 0 shares.

(6) Except as stated above, percentages listed are those disclosed in the referenced Schedules 13D and 13G and are not verified by the Company.

                           REPORT OF AUDIT COMMITTEE

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board ("Audit Committee"), which is composed of independent non-employee Directors, assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2003, the Audit Committee met four times, and the Audit Committee Chairman, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly Form 10-Q with the Vice President-Controller and independent auditors prior to the filing of the Company's Form 10-Q. In response to the Sarbanes-Oxley Act adopted in 2002, the Audit Committee has assumed additional responsibilities including that the Audit Committee must approve, in advance, the use of the Company's auditors for all audit and non-audit services. The Audit Committee approved in October 2003 the use of KPMG LLP as the Company's independent auditors. In December 2003, the Chairman of the Audit Committee, pursuant to his authority as delegated to him by the Audit Committee, and as subsequently ratified by the Audit Committee, approved the engagement of Jefferson Wells to provide internal audit functions, including Sarbanes-Oxley internal controls analysis and documentation, to the Company. Prior to that time, Deloitte & Touche provided internal audit functions to the Company during 2003. In addition, the Audit Committee is provided, upon its request, all representation letters provided to the Company's Chief Executive Officer and Chief Financial Officer as part of their certifications of the Company's periodic reports required under Sections 302 and 906 of the Sarbanes-Oxley Act. Also, the Audit Committee regularly reviews compliance with the Company's Standards of Ethics and Behavior for Officers and all employees. The approval of KPMG LLP is subject to shareholder ratification as described in this proxy statement.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with Management, the independent third party ("outside") internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the outside internal audit function's organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent auditors and the outside internal auditors audit plans, audit scope, and identification of audit risks and approved all permitted non-audit services provided by the independent auditors.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without Management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the outside internal audit examinations.

     The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2003, with Management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with Management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Audit Committee approved the reappointment of the independent auditors subject to shareholder ratification.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Donald K. Miller, James F. Robeson (Chairman), Gerald B. Wasserman

                        REPORT OF COMPENSATION COMMITTEE

     Decisions on compensation and stock options of the Company's Executive Officers are made by the Compensation Committee of the Board of Directors (the "Committee") which is comprised of independent, non-employee Directors.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

     The Company's executive compensation program is designed to tie a significant portion of executive compensation to the Company's success in meeting specified performance goals and increasing shareholder value. This strategy is designed to attract and retain the best possible executive talent, to motivate these executives to achieve the Company's goals, to link executive and Shareholder interests, and to provide a compensation package that recognizes individual contributions as well as overall business results. In reviewing the individual performance of the Named Executive Officers whose compensation is detailed in this Proxy Statement, other than that of Mr. Don R. Graber, the Chief Executive Officer in 2003, the Committee takes into account the views of Mr. Graber.

     The Committee compares the Company's executive compensation structure against those of other manufactured products businesses and retail service providers whose size is adjusted to that of the Company. The Committee believes that such manufactured products businesses and service providers generally represent the Company's most direct competitors for executive talent. The Committee's policy is to evaluate competitive base salary ranges and total compensation based on the 50th percentile level of total compensation paid by manufactured products businesses and service providers for comparable positions. The Company's actual overall executive compensation levels are generally below such 50th percentile levels. The Committee reviews competitive pay practices on an annual basis. There are no loans outstanding to Executive Officers and none are permitted.

     The key elements of the Company's 2003 executive compensation program consist of Base Salary, the Annual Performance Incentive Plan, the Long-Term Incentive Plan and Stock Options. In addition, while the elements of compensation described below are considered separately, the Committee takes into account the full compensation package afforded by the Company to the individual, including pension benefits, supplemental retirement benefits, severance plans, insurance and other benefits, as well as the programs described below. The Committee has reviewed Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deduction for certain executive compensation and, based on present levels of compensation, does not anticipate a material tax impact due to the loss of deductibility for any compensation paid over the next year.

BASE SALARY

     Base salary ranges for Executive Officers are determined by periodic recommendations (most recently in 2003) by an independent compensation consultant who evaluates the responsibilities of each such position and compares the Company's salary level for the position to comparable positions at other manufactured products businesses and retail service providers nationwide. The Company's policy is to generally pay competitive base salaries by using the 50th percentile levels at manufactured products businesses and service providers for comparable positions as guidelines and to review such salary levels annually. Salary adjustments within such base salary ranges are determined by evaluating the performance of the Executive Officer and the Executive Officer's current base salary as compared to 50th percentile competitive pay practices and the Company's overall annual salary increase budget. Salary adjustments for Executive Officers are customarily made at 12 to 18 month intervals. Performance of an Executive Officer is evaluated based upon the employee's accomplishment of his or her duties, objectives established by his or her supervisor (in the case of Mr. Graber by the Board of Directors), and general management abilities. Elected Chairman, President and Chief Executive Officer, in December 1997, Mr. Graber's base salary was increased, effective September 1, 2001, to $620,000. To incent improved earnings, Mr. Graber proposed and the Compensation Committee accepted his proposal to not increase his base salary again until 2004 and, beginning in 2002, to increase the incentive measure for his annual bonus, at target, from 55 percent to 65 percent, interpolated from such measurement for threshold and maximum annual bonus performance.

ANNUAL PERFORMANCE INCENTIVE PLAN

     Executive Officers may receive an annual bonus under the Annual Performance Incentive Plan based upon corporate and individual performance objectives established at the beginning of each year. The corporate performance measure for bonus payments in 2003 approved by the Committee and by the Board of Directors was based on return on average net assets ("RONA"), earnings per share ("EPS") and free cash flow. The Executive Officers are eligible to earn profit sharing bonuses ranging from 6 percent to 16.25 percent (16.25 percent for Mr. Graber) of their annual base salaries at threshold level, with 80 percent of the bonuses based on Corporate performance and 20 percent on individual personal objectives (except for Mr. Graber whose bonus is paid based solely on Corporate performance). For 2003, threshold level bonus required corporate performance, from continuing operations with RONA at 4.3 percent, EPS at $.52, and a Free Cash Flow goal of $15,403,000. EPS was weighted at 70 percent; RONA and Free Cash Flow were weighted at 15 percent each. Individual performance is based on achievement of personal objectives. Personal objectives are both qualitative, such as certain business strategy development and/or implementation, improved customer satisfaction, management effectiveness and personal development, and quantitative, such as achieving cost reduction, continuous rapid improvement and sales goals. In 2003, from continuing operations, the Company reported a RONA of
0.6 percent, an EPS of $(.49), from continuing operations, and a Free Cash Flow of $(24,698,000). Based on such results, Mr. Graber was not awarded an annual performance bonus.

LONG-TERM INCENTIVE PLAN

     The Executive Officers participate in the Company's Long-Term Incentive Plan which is based on the Company's EPS, RONA and Total Shareholder Return ("TSR") during the period as compared to targets for each established by the Compensation Committee three years prior to the commencement of this award period. Under this plan, in 2003, Executive Officers were each eligible to earn threshold awards ranging from 12.5 percent to 25 percent (25 percent for Mr. Graber at threshold level) of their annual base salaries. For 2003, threshold awards required an EPS of $1.72, RONA of 13.3 percent, and TSR of 6.8 percent. For 2003, EPS was $(.49), from continuing operations, RONA was 0.6 percent and TSR was (8.9) percent. Mr. Graber received no Long-Term Incentive Plan payment for 2003.

STOCK OPTIONS

     Under the Company's 1998 Key Employee Stock Plan ("1998 Plan"), stock options may be granted by the Committee to the Company's Executive Officers and other key managers. The Committee sets guidelines for the size and frequency of stock option grants which grants are based upon the Executive Officers' performance and results achieved. Stock options are granted to Executive Officers with an exercise price equal to the closing market price of the Common Stock on the date of grant and generally become exercisable in four equal, annual installments commencing one year from the date of grant. This approach is designed to motivate the creation of Shareholder value over the long term since the full benefit of the compensation package cannot be realized unless Common Stock appreciation occurs. In 2003, no options were awarded to Mr. Graber. As of January 2, 2004, Mr. Graber beneficially owned 387,152 shares of Common Stock.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(1)

James F. Robeson, Thomas C. Sullivan (Chairman) and Joseph P. Viviano
---------------

(1) Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, this report and the graphs set forth on pages 16 and 17 shall not be incorporated by reference into any such filings.

              CERTAIN RELATIONSHIPS AND OTHER RELATED TRANSACTIONS

     Roberds, Inc. filed for Chapter 11 bankruptcy protection on January 19, 2000. Mr. James F. Robeson, a Director of the Company, was formerly the Chief Executive Officer and President of Roberds, Inc. He ceased to be an executive officer of such company in July 1998.

     In December 2003, Gen-X Sports Canada, Inc., a subsidiary of the Company, entered into a supplier agreement with Osgoode Financial, Inc. Osgoode is owned by James Salter and Kenneth Finkelstein, each of whom are greater than 5% shareholders of the Company. Pursuant to the supplier agreement, Osgoode agreed to supply and sell to Gen-X Sports Canada, Inc. certain products. Osgoode will be paid a fee calculated on the amount of profit generated by Gen-X Sports Canada, Inc. from its sale of goods to its customers. As of February 1, 2004, no payments have been made. As of the date of this Proxy Statement, the parties are unable to estimate whether payments to be made under the agreement will exceed $60,000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and ten percent beneficial owners of Common Stock to file reports of ownership and changes of ownership of the Company's Common Stock with the Securities and Exchange Commission. The Company believes that during 2003 all filing requirements applicable to its directors, executive officers and ten percent beneficial owners were met, except for one Form 4 report which was inadvertently not timely filed (10 days delay) by Mr. D'Aloia.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee for 2003 were James F. Robeson, Thomas C. Sullivan, and Joseph P. Viviano, none of whom is or was a current or former officer or employee of the Company or any of its subsidiaries. No Executive Officer of the Company serves as a Director or as a member of a committee of any company of which any of the Company's Directors are executive officers.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH COMPENSATION AND CERTAIN OTHER INFORMATION

     The following table shows, for the fiscal years ended December 31, 2001, 2002 and 2003, the cash compensation paid by the Company as well as certain other compensation paid or accrued for those years, to each of the Executive Officers, including Don R. Graber, Chairman and Chief Executive Officer (during
2003) of the Company, in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION                   LONG-TERM COMPENSATION AWARDS
                                    --------------------------------  -------------------------------------------------
                                                             OTHER                      NUMBER                   ALL
                                                            ANNUAL      RESTRICTED        OF                    OTHER
NAME AND                                                    COMPEN-       STOCK        OPTIONS/     LTIP       COMPEN-
PRINCIPAL POSITION            YEAR  SALARY(1)   BONUS(1)   SATION(2)  AWARD(S)(3)(4)   SARS(4)   PAYOUTS(5)   SATION(6)
------------------            ----  ----------  ---------  ---------  --------------   --------  -----------  ---------
Paul R. D'Aloia(7)..........  2003   $ 316,346  $       0  $       0     $180,900        30,000   $        0   $ 45,266
  Chief Executive Officer     2002   $ 286,154  $ 330,000  $       0     $ 21,542        55,000   $        0   $ 11,167
  and President               2001   $ 259,065  $ 274,000  $       0     $  8,119        50,000   $        0   $ 13,602

Don R. Graber(7)............  2003   $ 620,000  $       0  $       0     $      0             0   $        0   $195,342
  Chairman of the Board       2002   $ 620,000  $ 252,883  $       0     $174,069       100,000   $        0   $ 19,567
                              2001   $ 593,097  $ 173,350  $       0     $ 80,118        75,000   $        0   $ 29,992

Robert W. Lafferty(8).......  2003   $ 290,000  $       0  $       0     $      0             0   $        0   $ 11,200
  Vice President-Finance,     2002   $ 282,500  $  71,905  $       0     $ 20,345        36,000   $        0   $  9,967
  Chief Financial Officer     2001   $ 272,691  $  33,550  $ 147,730     $ 11,762        30,000   $        0   $ 12,600
  and Treasurer

Nancy A. Michaud............  2003   $ 247,154  $       0  $       0     $      0             0   $        0   $ 31,602
  Vice President-General      2002   $ 233,692  $  60,993  $       0     $ 23,886        47,000   $        0   $  9,597
  Counsel and Secretary       2001   $ 216,538  $  28,075  $       0     $ 12,594        40,000   $        0   $ 11,159

Timothy G. Howard...........  2003   $ 201,788  $       0  $  23,660     $      0             0   $        0   $ 10,718
  Vice President-             2002   $ 196,000  $  48,795  $       0     $ 36,318        20,000   $        0   $  9,502
  Controller                  2001   $ 189,606  $  23,925  $       0     $ 21,330        10,000   $        0   $ 10,724

---------------

(1) "Salary" and "Bonus" include amounts that would have been payable currently, but were deferred at an election of a Named Executive Officer, such as through the Company's 401(k) Savings Plan.

(2) Except for Mr. Howard, no perquisites were provided or other personal benefits paid to a Named Executive Officer in 2003 which exceeded the lesser of $50,000 or ten percent of the total annual salary and bonus reported for such Named Executive Officer. "Other Annual Compensation" for Mr. Howard includes a car allowance of $9,600 and financial planning and tax services of $9,458.

(3) The 1998 Restricted Share Plan replaced a portion of the cash retirement benefits accrued under the Company's Supplemental/Excess Benefit Plan (the "Benefit Plan") with the Company's Common Stock granted as restricted shares through 2002. The Benefit Plan provided that each recipient was entitled to an annual grant of restricted shares in an amount having a fair market value equal to up to one-half of the total dollar amount of such recipient's then accrued and unfunded benefit under the Benefit Plan as determined by the Company's actuary. In 2003, the Board of Directors eliminated future grants in restricted shares using cash in lieu thereof under the 1998 Restricted Share Plan. Cash payments for 2003 are included under "All Other Compensation." See also the discussion on page 28.

(4) The grant of restricted shares to Mr. D'Aloia in 2003 was made pursuant to the Company's 1998 Key Employee Stock Plan and was in connection with his election as and promotion to President and Chief Operating Officer of the Company. These shares vest subject to achievement of annual performance goals over four years and have a value at December 31, 2003 of $157,500. Options were granted for shares of the Company's Common Stock pursuant to the Company's 1998 Key Employee Stock Plan. See next table labeled "Option Grants in Last Fiscal Year."

(5) Long-Term Incentive Pay consists of amounts paid to each of the Named Executive Officers under the Company's long-term incentive plans discussed later in this Proxy Statement under the table labeled "Long-Term Incentive Plans."

(6) "All Other Compensation" includes (i) Company contributions to the Company's 401(k) Savings Plan in the amount of $4,000 for Paul R. D'Aloia, Don R. Graber, Robert W. Lafferty, Nancy A. Michaud and Timothy G. Howard to match 2003 pre-tax elective deferral contributions (included under "Salary" and "Bonus") made by each Named Executive Officer to such plan; (ii) accrued interest of $876 and $1,718 (being interest earned in excess of 120 percent of the applicable federal long-term rate provided under Section 1274(d) of the Internal Revenue Code of 1986, as amended), by Nancy A. Michaud and Timothy G. Howard, respectively, on the Company's Capital Accumulation Plan (Timothy G. Howard deferred salary in 1985 and 1986, and Nancy A. Michaud deferred salary in 1987 pursuant to such plan); (iii) the principal amounts of $12,900, $17,500, $7,200, $6,200, and $5,000 credited by the Company for
    Paul R. D'Aloia, Don R. Graber, Robert W. Lafferty, Nancy A. Michaud, and Timothy G. Howard, respectively, pursuant to the Company's Special Deferred Compensation Agreements. Refer to "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" later in this Proxy Statement for descriptions of such special deferred compensation agreements; and (iv) cash retirement benefits paid under the 1998 Restricted Share Plan described above in the amounts of $28,366, $173,842, $0, $20,526 and $0 for Mr.
    D'Aloia, Mr. Graber, Mr. Lafferty, Ms. Michaud and Mr. Howard, respectively.

(7) Mr. D'Aloia was elected President and Chief Operating Officer on August 21, 2003. Mr. D'Aloia was subsequently elected Chief Executive Officer and President on January 7, 2004. Mr. Graber retired as Chief Executive Officer of the Corporation on January 7, 2004 and as an employee of the Corporation on January 31, 2004.

(8) Mr. Lafferty joined the Company as Vice President-Finance, Chief Financial Officer and Treasurer on January 3, 2000. The amount in the Other Annual Compensation column reflects certain sums Mr. Lafferty received in connection with relocation to the Company headquarters in 2001.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's 1998 Key Employee Stock Plan ("1998 Plan") to the Named Executive Officers for the year ended December 31, 2003, all of which are reflected in the Company's Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                                            ------------------------
                                               % OF                                 POTENTIAL REALIZABLE VALUE
                                NUMBER        TOTAL                                   AT ASSUMED ANNUAL RATES
                                  OF         OPTIONS                                      OF STOCK PRICE
                              SECURITIES    GRANTED TO    EXERCISE                       APPRECIATION FOR
                              UNDERLYING    EMPLOYEES      OR BASE                        OPTION TERM(4)
                               OPTIONS      IN FISCAL     PRICE PER    EXPIRATION   ---------------------------
NAME                          GRANTED(1)       YEAR      SHARE(2)(3)      DATE      0%       5%         10%
----                         ------------   ----------   -----------   ----------   ---   --------   ----------
Paul R. D'Aloia............     30,000         8.85%        $5.98       10/21/13     0    $112,824   $  285,917
Don R. Graber..............          0            0%        --            --        --       --          --
Robert W. Lafferty.........          0            0%        --            --        --       --          --
Nancy A. Michaud...........          0            0%        --            --        --       --          --
Timothy G. Howard..........          0            0%        --            --        --       --          --

---------------

(1) The options were granted pursuant to the Company's 1998 Plan. All options granted under the 1998 Plan in 2003 are non-qualified stock options. No stock appreciation rights were granted under the 1998 Plan in 2003.

(2) Upon a change in control (as defined in the 1998 Plan), all options then outstanding become fully and immediately exercisable and the then outstanding options of an employee whose employment is terminated, except for cause, within twenty-four months of such change in control, or if more than one of the events leading to a change in control occurs, then within twenty-four months after the last event to occur, shall remain exercisable for three months from the date of such termination, but not after the expiration of the exercise period. Those employees who terminate employment due to disability or retirement may exercise non-qualified stock options after such termination of employment until five years after such retirement or disability. Under the 1998 Plan, upon the death of an employee or a retired or disabled former employee, all options under the 1998 Plan shall remain exercisable for six months following the date of death. Except as set forth above, upon termination of employment, all options to Named Executive Officers terminate.

(3) The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the date of delivery or by a combination of cash and Common Stock. The options become exercisable ratably over a four-year period beginning in October, 2004.

(4) The options are calculated on option terms of ten years beginning October 21, 2003 through October 21, 2013. The dollar amounts under these columns are the result of calculations at the zero percent, the five percent and the ten percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation of the Company's Common Stock. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the year ended December 31, 2003, and unexercised options held as of December 31, 2003:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                  VALUE
                                 NUMBER          REALIZED          NUMBER OF SECURITIES
                                   OF         (MARKET PRICE       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                 SHARES             AT            OPTIONS AT FISCAL YEAR-        IN-THE-MONEY OPTIONS
                                ACQUIRED      EXERCISE LESS               END(1)               AT FISCAL YEAR-END(1)(2)
                                   ON            EXERCISE       ---------------------------   ---------------------------
NAME                            EXERCISE          PRICE)        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                            --------      -------------     -----------   -------------   -----------   -------------
Paul R. D'Aloia..............         0          $      0         109,766         96,250        $     0        $     0
Don R. Graber................         0                 0         237,500        112,500              0              0
Robert W. Lafferty...........         0                 0          41,000         42,000              0              0
Nancy A. Michaud.............         0                 0         109,543         55,250              0              0
Timothy G. Howard............         0                 0          73,844         20,000              0              0

---------------

(1) The number of unexercised options includes options granted under the Company's 1988 Stock Option Plan and Restricted Share Plan (the "1988 Plan") and the Company's 1998 Plan. No SARs were issued or outstanding as of December 31, 2003 under the 1988 Plan or 1998 Plan.

(2) The value of "in-the-money" options is calculated on a per share basis as the amount by which the fair market value of a share of the underlying Common Stock, which as of December 31, 2003 was $5.25, represented by an option exceeds the per share exercise price of the option.

LONG-TERM INCENTIVE PLANS

     The following table provides information concerning awards made to the Named Executive Officers during the last fiscal year under the Company's Long-Term Incentive Plan ("LTIP") with the Named Executive Officers.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                        SHARES                                ESTIMATED FUTURE PAYOUTS UNDER
                                        UNITS           PERFORMANCE OR          NON-STOCK PRICE BASED PLAN
                                        OTHER         OTHER PERIOD UNTIL      -------------------------------
NAME                                    RIGHTS       MATURATION OR PAYMENT    THRESHOLD    TARGET    MAXIMUM
----                                 ------------   -----------------------   ---------   --------   --------
Paul R. D'Aloia....................         (1)     3 years ending 12/31/05   $ 79,087    $158,173   $316,346
Don R. Graber(2)...................         (1)     3 years ending 12/31/05    155,000     310,000    620,000
Robert W. Lafferty.................         (1)     3 years ending 12/31/05     36,250      72,500    145,000
Nancy A. Michaud...................         (1)     3 years ending 12/31/05     30,894      61,789    123,577
Timothy G. Howard..................         (1)     3 years ending 12/31/05     25,224      50,447    100,894

---------------

(1) Awards earned under the Company's 2003 LTIP cycle are payable during the year following the end of a three-year award cycle in 2006. For the Named Executive Officers, the LTIP is based one-third on earnings per share, one-third on return on net assets, and one-third on total Shareholder return over the performance period compared to targets approved by the Compensation Committee at the beginning of the performance period.

(2) Mr. Graber retired effective January 31, 2004 and will not be eligible for payment under this award.

PERFORMANCE GRAPHS

     Set forth below is a line graph comparing the yearly percentage change in the Company's cumulative total Shareholder return on its Common Stock with the Standard & Poor's Small Cap 600 Value Index ("S&P Small Cap 600 Value") and the Standard & Poor's Leisure Products Index ("Leisure Products"). The Company has been classified as a member of the S&P Small Cap 600 Value. The performance graph is for the five-year period ended December 31, 2003:

      COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN: HUFFY CORPORATION,
             LEISURE PRODUCTS, AND S&P SMALL CAP 600 VALUE INDICES*

                                 (5-YEAR GRAPH)

                          S&P 600
               LEISURE   SMALL CAP
YEAR   HUFFY   PRODUCTS    VALUE
----   -----   --------  ---------
1998  $100.00  $100.00    $100.00
1999  $ 33.87  $ 69.39    $102.93
2000  $ 41.93  $ 61.73    $124.24
2001  $ 41.28  $ 79.36    $140.40
2002  $ 38.51  $ 79.04    $120.27
2003  $ 33.87  $ 64.49    $167.32

* Assumes $100 invested on December 31, 1998 in Company Common Stock, S&P Small Cap 600 Value and the Leisure Products and the reinvestment of dividends.

     Set forth below is a line graph comparing the yearly percentage change in the Company's cumulative total Shareholder return on its Common Stock with the indices described above for the three-year period ended December 31, 2003:

      COMPARISON OF THREE-YEAR CUMULATIVE TOTAL RETURN: HUFFY CORPORATION,
             LEISURE PRODUCTS, AND S&P SMALL CAP 600 VALUE INDICES*

(3-YEAR GRAPH)

                                                          HUFFY                 LEISURE PRODUCTS         S&P 600 SMALL CAP VALUE
                                                          -----                 ----------------         -----------------------
2000                                                     100.00                      100.00                      100.00
2001                                                      98.46                      128.56                      113.01
2002                                                      91.85                      128.05                       96.80
2003                                                      80.77                      104.47                      134.67

* Assumes $100 invested on December 31, 2000 in Company Common Stock, S&P Small Cap 600 Value and the Leisure Products and the reinvestment of dividends.

EQUITY COMPENSATION PLAN TABLE

     The following table sets forth information, as of December 31, 2003, with respect to the Company's compensation plans under which common stock is authorized for issuance:

                                                                                          NUMBER OF
                                                                                          SECURITIES
                                                 NUMBER OF           WEIGHTED-       REMAINING AVAILABLE
                                             SECURITIES TO BE         AVERAGE        FOR FUTURE ISSUANCE
                                                ISSUED UPON      EXERCISE PRICE OF       UNDER EQUITY
                                                EXERCISE OF         OUTSTANDING          COMPENSATION
                                                OUTSTANDING          OPTIONS,          PLANS (EXCLUDING
                                             OPTIONS, WARRANTS     WARRANTS AND      SECURITIES REFLECTED
                                                AND RIGHTS            RIGHTS            IN COLUMN (A))
               PLAN CATEGORY                        (A)                 (B)                  (C)
-------------------------------------------  -----------------   -----------------   --------------------
Equity compensation plans approved by
  security holders(1)......................      1,360,754            $8.4134              549,187
Equity compensation plans not approved by
  security holders.........................        780,126            $7.5689                    0
                                                 ---------            -------              -------
Total......................................      2,140,880            $8.1057              549,187
                                                 =========            =======              =======

     In 1998, the Directors approved the 1998 Non-Qualified Key Employee Stock Plan (the "Non-Qualified Plan"). In 2003, the Directors agreed that no future grants would be made under this plan except to the extent options previously granted under such plan are returned to it upon an employee's termination of service. The Non-Qualified Plan provided a means for key employees, other than Officers of the Company, to receive options of the Company's Common Stock. The material terms of the Non-Qualified Plan were identical to the 1998 Key Employee Stock Plan described later in this proxy statement except that, under this Non-Qualified Plan, no incentive stock options were granted and no grants of any kind could be made to an Officer of the Company.
---------------

(1) Includes options issued pursuant to the Company's 1988 Stock Option Plan and 1987 Director Stock Option Plan, which plans ceased to have options available for additional grants in 1997.

PENSION PLAN TABLE

     The Company's Salaried Employees' Retirement Plan (the "Retirement Plan") is a defined benefit pension plan which provides benefits to U.S.-based salaried employees of the Company, including Huffy Bicycle Company and Huffy Sports Company and excluding employees of Huffy Service Solutions, Inc. since January 1, 2003, not otherwise covered under another pension plan of the Company. The following table shows, as of December 31, 2003, the estimated annual benefits (assuming payments made on the normal life annuity with 12 months certain) payable upon retirement at age 65 to an employee in specified compensation and years of service classifications.(1)

                              YEARS OF SERVICE
               -----------------------------------------------
COMPENSATION     15        20        25        30        35
------------   -------   -------   -------   -------   -------
 $  150,000    $30,898   $40,364   $49,830   $59,296   $59,296

    250,000     53,398    70,364    87,330   104,296   104,296

    500,000    109,648   145,364   181,080   216,796   216,796

    750,000    165,898   220,364   274,830   329,296   329,296

  1,000,000    222,148   295,364   368,580   441,796   441,796

  1,250,000    278,398   370,364   462,330   554,296   554,296

  1,500,000    334,648   445,364   556,080   666,796   666,796

  2,000,000    447,148   595,364   743,580   891,796   891,796

---------------

(1) The Internal Revenue Code of 1986, as amended (the "Code"), places certain limitations on the annual pension benefits which can be paid from the Retirement Plan. Such limitations are not reflected in the table. This table reflects the total aggregate benefits payable annually upon retirement represented by the combination of benefits under the Retirement Plan, the Restricted Share Plan, and the Company's Supplemental/Excess Benefit Plan ("Benefit Plan"), which is discussed below. The Benefit Plan requires an offset of one-half of the Social Security primary insurance amount ("PIA"), and such amount has been deducted from the figures in the table. The PIA amount used in developing the above figures is $21,408. Thus, the offset is $10,704 for a person with 30 or more years of service.

     Monthly benefits upon normal retirement (age 65) under the Retirement Plan are the sum of (i) 0.9 percent of final average monthly compensation (as defined under the Retirement Plan to include salary, incentive compensation, commissions and overtime pay and based upon the highest three consecutive years in the last ten) up to the monthly Social Security Covered Compensation Amount, plus 1.3 percent of the amount by which final average monthly compensation exceeds the monthly Social Security Covered Compensation Amount, times years of service (to a maximum of 30 years), (ii) .075 percent of final average monthly compensation (to a maximum of $4,166.67) times years of service (to a maximum of 20 years), and (iii) for the Named Executive Officers 3.0 percent of final average monthly compensation times years of service to a maximum of 30 years but not to exceed $0 for Mr. D'Aloia, $2,257 for Mr. Graber, $0 for Mr. Lafferty, $1,358 for Ms. Michaud and $1,417 for Mr. Howard. Additional provisions for early retirement are included. As of January 2, 2004, for purposes of the Retirement Plan and the Benefit Plan, Mr. D'Aloia has 7 years of credited service, Mr. Graber has 19 years of credited service, Mr. Lafferty has 4 years of credited service, Ms. Michaud has 17 years of credited service, and Mr. Howard has 30 years of credited service.

     The Company has established the Benefit Plan which provides additional benefits to participants in the Retirement Plan whose benefits are reduced by limitations imposed under Sections 415 and 401(a)(17) of the Code and Section 2004 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Under the Benefit Plan, Executive Officers and certain key employees will receive at the same time and either in a lump sum or in the same form as benefits paid under the Retirement

Plan, additional benefits which, when added to the benefits paid to the participant under the Retirement Plan, will equal the benefit amount such participant would have earned but for the limitations imposed by the Code and ERISA to the extent such limitations apply, and the amount by which the sum of 45 percent of final average monthly compensation (as defined under the Benefit Plan to include salary and bonus and based upon the highest three years in the last ten) less 50 percent of the monthly PIA payable under Social Security, with the difference prorated for less than 30 years of service, plus $2,500 per year, exceeds benefits payable only under the Retirement Plan, less the portion of such participant's benefit which has been replaced by benefits under the Restricted Share Plan, as described in footnote 3 to the Summary Compensation Table. The Benefit Plan provides for unreduced benefits at age 62 if the participant has 10 years of service. If the participant has 10 years of service at age 60 then benefits are reduced 2.5% per year from age 62. The Benefit Plan also provides that Executive Officers and certain key employees will be provided benefits beginning at age 58, in an amount equal to such participants' then accrued benefits plus 36 additional months of credited service without actuarial reduction for early commencement in the event of (i) a "change-in-control" of the Company, as defined in the Benefit Plan, and (ii) subsequent termination of employment within two years following a "change-in-control." Except as noted in the preceding sentences, benefits under the Benefit Plan will be reduced to an actuarial equivalent to reflect early distribution in the same manner as benefits under the Retirement Plan.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     There are no employment contracts between the Company and any Executive Officers of the Company.

     The Named Executive Officers and certain other key employees of the Company each have a Special Deferred Compensation Agreement pursuant to which on each January 1 the Company credits to an account for such employee an amount equal to two percent of the aggregate of the base salary paid in the preceding calendar year and bonus paid or credited to such employee under the Annual Performance Incentive Plan for preceding calendar year results. The aggregate amount in such account is to be paid to the employee, subject to certain forfeitures, following termination of employment. Such amounts for calendar year 2003 have been included in the Summary Compensation Table.

     Two of the Named Executive Officers, Timothy G. Howard and Nancy A. Michaud, have deferred compensation and receive benefits under, the Company's Capital Accumulation Plan (the "Capital Accumulation Plan") adopted in 1985. No compensation has been deferred by Named Executive Officers under the Capital Accumulation Plan since 1987 when deferrals were discontinued. Based upon the amount of such compensation deferred in 1985, 1986, and 1987, the Company has agreed to pay certain annual amounts generally beginning at age 65 or upon retirement, whichever occurs later, to each such participant or to designated beneficiaries upon such participant's death after retirement, until such participant reaches (or would have reached) age 80. These annual amortized amounts will be calculated on the basis of attributing from 19 to 24 percent per annum interest to the deferrals. A lump sum benefit equal to any remaining balance of deferred amounts, with annual interest at the rate noted below, will be paid in lieu of any annual benefits if (i) a participant terminates employment with the Company other than by death or disability prior to retirement (10 percent interest) or the Company terminates the participant's employment for certain reasons other than cause or competing with the Company (20 percent interest); (ii) a participant dies prior to retirement (20 percent interest); or (iii) the Capital Accumulation Plan is terminated by the Company because a change in federal or state laws, or judicial or administrative interpretation thereof, has materially affected its cost to the Company (20 percent interest). The Company will make supplemental pension payments to persons participating in the Capital Accumulation Plan to the extent pension benefits are reduced due to participation in such plan. Distributions made and interest accrued in excess of 120 percent of the applicable federal long-term interest rate provided under Section 1274(d) of the Code for the benefit of the Named Executive Officers have been included in the Summary Compensation Table.

     The Company has historically provided its key executive officers with severance benefits in the event of a change-in-control of the Company. During 2000, the Board of Directors undertook a review of the Company's outstanding severance arrangements and determined it would be advisable to negotiate revised and less costly arrangements with its Executive Officers, including four of the Named Executive Officers, Messrs. D'Aloia, Graber and Howard and Ms. Michaud. Mr. Graber's agreement terminated on his retirement, effective January 31, 2004. Accordingly, these officers and the Company entered into Amended and Restated Retention/Severance/Non-Competition Agreements which replaced their prior agreements and Mr. Lafferty executed a similar agreement which, among other provisions, established the maximum potential severance benefit at 2.99 times a base amount, determined under applicable sections of the Code (which is essentially the executive's average annual compensation over the preceding five years), representing a substantial reduction in cost from the prior arrangements. In addition, the revised agreements specify that the severance benefit is only payable in the event the executive's employment is involuntarily terminated, or voluntarily terminated by the executive under certain circumstances, following the change-in-control. In consideration for their agreement to the substantial reduction in their potential severance benefits, and, as amended in 2004, in some instances for retention purposes, the Named Executive Officers (excluding Mr. Graber whose agreement terminated after his retirement) are also entitled to certain long-term incentive payments in the event of the possible sale of certain of the Company's operating businesses short of an actual change-in-control in exchange for their personal agreements to maintain the confidentiality of information and not to compete with the purchaser, but not in the event of a change-in-control of the Company, in amounts ranging from 2 times, for Mr. D'Aloia, and not to exceed 1 times, for all other Named Executive Officers, base salary in effect on February 11, 2004. Previously, these Named Executive Officers were not obligated to facilitate any potential Company transactions by submitting to personal confidentiality and/or non-compete restrictions.

     Generally, a "change-of-control" or "change-in-control", with respect to the above-referenced plans and agreements, is the acquisition by another person or persons other than directly from the Company of more than 20 percent of the Company's outstanding shares of Common Stock; a merger, consolidation or other combination of the Company with one or more corporations as a result of which more than 49 percent of the voting stock of the merged, consolidated or combined corporation is held by former shareholders of the corporations other than the Company; a tender offer for, or a request for invitations for the tender of, shares of Common Stock of the Company by any person; the election to the Board of Directors of the Company by the Shareholders of two or more persons not nominated as candidates for the Board of Directors in proxy statements furnished during such period on behalf of the Board of Directors of the Company; the approval by the Shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company; or approval by the Shareholders of the Company of a complete liquidation or dissolution of the Company.

                             PROPOSAL TO AMEND THE
                      1998 KEY EMPLOYEE STOCK PLAN AND THE
                   1998 DIRECTOR STOCK INCENTIVE PLAN AND THE
                           1998 RESTRICTED SHARE PLAN

     As you, our shareholders, are aware, 2003 was a difficult year with sales and earnings below expected levels. SG&A expenses crept to unacceptable levels as public company costs, pension expenses and insurance premiums increased without corresponding expense reductions.

     For 2004, as publicly announced, the Company focus will be on cost reduction. Specific targets have been identified to reduce Company-wide SG&A expenses, for example, consolidating product groupings such as skateboards with bicycles (wheeled products) to eliminate job duplication. In 2004, the Company will accelerate its SG&A reductions by reconfiguring to a more profitable sporting goods product operating platform resulting in an approximately 20% reduction in sporting goods product work force. Currently, administrative functions are being consolidated and a single logistic function to revamp the supply chain from product purchasing through warehousing and distribution has been implemented.

     In order to successfully achieve the Company reconfiguration and resulting SG&A reductions, the Company must retain and motivate its key employees. No cash bonuses were paid to any employees in 2003, even to employees in an operating unit which maximized its operating plan. In 2004, as the Company commenced its reconfiguration with resulting SG&A reductions, it identified individuals key to the success of the plan and awards of restricted shares were made to those employees to retain them and motivate performance. The only Officer awarded restricted shares was Paul D'Aloia, recently elected Chief Executive Officer. Additionally, no options were granted to Officers in 2003, except for Mr. D'Aloia upon his election as and promotion to President and Chief Operating Officer.

     Further, the Company proposes any bonus achieved under the Annual Incentive Plan in 2004 be paid in 2005, all or in part, at the discretion of the Compensation Committee, in restricted shares under the 1998 Key Employee Stock Plan (the "1998 Key Employee Plan"). The Compensation Committee has approved a plan whereby no bonus payments will be earned by Management under such Annual Incentive Plan unless certain earnings per share targets are achieved.

As described in more detail below in this Proxy Statement, the 1998 Key Employee
Plan:

- Provides key employees with options, and an opportunity to subscribe for shares of the Company's Common Stock in lieu of some or all of a cash bonus earned in 2004.

- Provides a vehicle to retain key employees as the Company moves to one sporting goods platform.

- Is administered by a committee of independent directors of the Company.

- Prohibits any repricing of an outstanding stock option without the approval of the Company's stockholders.

- Caps the number of shares which may be issued in the form of subscriptions for shares of the Company's Common Stock at 50% of the total shares reserved for issuance under the Plan.

     The 1998 Key Employee Plan and the 1998 Director Stock Incentive Plan and the 1998 Restricted Share Plan (collectively, the "Plans"), all approved by shareholders, utilize a single pool of available shares. In 2004, the Board of Directors approved an amendment to the 1998 Key Employee Plan placing a cap on the issuance of restricted shares at 50% of the shares reserved for issuance under the Plans and vesting within no less than six months of the grant date.

     The Board of Directors therefore believes that an increase in the number of shares available for grant under the Plans is critical to enabling the Company to promote long-term retention of key employees, motivate high levels of performance, and recognize contributions of employees. Based on shareholder approval in 1998, 2001 and 2003, a total of 1,856,714 shares were reserved for issuance under the Plans. In December 2003, the Board approved an amendment that, if approved by the shareholders, would increase the total number of shares reserved for issuance under the Plans by 750,000 to a total of 2,606,714 shares, an additional amount that is equal to approximately 4.7% of the Company's total outstanding Common Stock on February 26, 2004.

     The shareholders are being asked to ratify and approve the amendment to the Plans at the Annual Meeting. The affirmative vote of the holders of a majority of the Company's Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to adopt the resolution to amend the Plans. The resolution will provide that the first sentence of each of Section 4(a) of the 1998 Directors Plan, and Section 5(a) of the 1998 Key Employee Plan, and Section 5.1 of the 1998 Restricted Share Plan will be amended to specify that the total amount of shares available for issuance under the combined Plans will be increased to 2,606,714 shares from the present 1,856,714 shares. Proxies will be voted in favor of the resolution unless otherwise instructed by the shareholders. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against the resolution, provided such shares are properly present at the meeting in person or by proxy.

     As of December 31, 2003, options to purchase 912,119 shares were outstanding under the Plans with exercise prices ranging from $1.00 (for options by Directors in lieu of receipt of Director fees) to $16.25. Taking into account the retention awards of restricted stock and without taking into account the proposed amendment to the Plans, 43,125 shares remained available for future grant as of February 26, 2004.

     The aggregate number of shares which may be issued under the Plans, the number and class of shares subject to each outstanding option or stock appreciation right and restricted shares still subject to restrictions, and the price per share will be appropriately adjusted in the event of any change in the Common Stock by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up, combination or exchange of shares, or other change in the corporate structure.

PLAN ADMINISTRATION

     The 1998 Key Employee Plan and the 1998 Restricted Share Plan are administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee consists of at least three independent members of the Board of Directors of the Company who are not entitled to participate in the Plans. The Committee has the full power and authority to construe the provisions and to supervise the administration of such plans, and all decisions made by the Committee will be final. The 1998 Directors Plan is to be administered by a committee consisting of at least three officers of the Company to be appointed by the Board of Directors who are not entitled to participate in such plan.

     At the close of business on February 26, 2004, the market value of a share of the Company's Common Stock was $4.00.

TAX CONSEQUENCES

     Gain taxable as ordinary income to the optionee is generally deemed to be realized at the date of exercise of a nonqualified option, the amount of gain on each share being the difference between the market price on the date of exercise and the option price. This amount is generally treated as a tax-deductible expense to the Company at the time of exercise. Any appreciation in the value of stock after the date of exercise is considered as long or short-term capital gain, depending on the length of time the stock is held by the optionee prior to the time of its sale.

     No taxable income for federal income tax purposes results from the exercise of an incentive option at the time of exercise. Any gain realized on the sale of stock acquired on exercise of an incentive option is considered as long-term capital gain for federal income tax purposes if the stock has been held at least one year after it was acquired on exercise of the option and if at least two years have expired after the grant of the option. Except as hereafter indicated, the Company is not entitled to any deduction with respect to the grant or exercise of any incentive option. If the stock is sold or otherwise disposed of within one year after exercise or within two years after the grant, any appreciation at the date of exercise above the option price is treated, subject to certain limitations, as "ordinary" income for federal income tax purposes. Any appreciation after the date of exercise is considered as long or short-term capital gain to the optionee depending upon whether or not the stock was held longer than one year. The amount of ordinary income received by the optionee generally is treated as a tax-deductible expense to the Company.

     Upon the exercise of a stock appreciation right, the holder will realize ordinary income equal to the amount of the gain. This amount is generally treated as a tax-deductible expense to the Company at the time of exercise.

     With respect to grants of restricted shares, the recipient must recognize ordinary income equal to the fair market value of the Common Stock at the first time the Common Stock becomes transferable or not subject to a substantial risk for forfeiture, whichever occurs earlier. The Company generally will be entitled to a deduction for the same amount at the time the recipient recognizes such income.

     Under Section 162(m) of the Code, corporations with a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934 (i.e. "public companies") are no longer permitted to deduct, for income tax purposes, compensation paid to certain executive officers to the extent such compensation exceeds $1 million in a tax year. However, certain types of compensation, including generally compensation which constitutes "performance-based" compensation, is excluded from this limitation. In any given year, as to options exercised by an Executive Officer, the difference between the exercise price and the market price on the exercise date (the "spread") would be included as compensation for Section 162(m) purposes unless the applicable option plan meets certain requirements contained in the applicable regulations promulgated by the Internal Revenue Service. Such regulations provide that in order for the spread realized upon the exercise of an option to constitute performance-based compensation which is exempt from the Section 162(m) deduction limitation, the stock option plan under which the options were granted must, among other requirements, be administered by a compensation committee comprised solely of two or more "outside directors" and must contain a specific limit on the number of options which may be granted to any one employee participant. The 1998 Key Employee Plan is drafted with the intention of preserving the Company's ability to deduct for federal income tax purposes the compensation expense relating to stock options granted to Named Executive Officers.

THE 1998 DIRECTOR STOCK INCENTIVE PLAN

     The 1998 Directors Plan provides for annual non-discretionary restricted share grants to independent non-employee directors, of which the Company will have six following the 2004 Annual Meeting of Shareholders. It also provides a feature by which independent non-employee directors may elect to receive options in lieu of annual retainer fees. Its stated purpose is to encourage ownership in the Company by members of the Board of Directors of the Company who are not employees of the Company or any of its subsidiaries and whose continued services as Directors are considered essential to the Company's continued progress.

     The Board of Directors may alter or amend the 1998 Directors Plan at any time prior to its termination, except that the Board may not, without the approval of the Shareholders, change the number of shares of Common Stock which may be issued upon exercise of options, reduce the prices at which options may be exercised, reprice options, extend the time within which options may be granted or exercised, change the designation of the class of Directors eligible to receive options, materially increase the benefits accruing to participants, or alter or affect to the detriment of an option holder any option previously granted without the consent of such option holder.

     The 1998 Directors Plan provides that independent non-employee Directors will automatically receive annual grants of restricted stock awards at a fair market value of $12,500, with vesting tied to the recipients' attainment of director stock ownership targets, but not before the first anniversary of the grant date. The Directors' policy requires a Director to own at least 1,200 Common Shares within 18 months after election to the Board of Directors; 2,200 Common Shares on the third anniversary of a Director's nomination to the Board of Directors; and 3,200 Common Shares on or before the sixth such anniversary.

     Effective March 1, 2003, the Company pays its independent non-employee Directors an annual retainer in the amount of $25,000 per year. Under the 1998 Directors Plan, non-employee Directors may elect to receive an option in lieu of all or any part of the annual retainer to be earned in the current 1998 Directors Plan Year. Such options will be granted automatically on May 1, the first day of the 1998 Directors Plan Year, and/or on such other dates as may be designated as long as the Director makes an election prior to such dates. An election to receive an option in lieu of the retainer with respect to any particular year is irrevocable. The purchase price of the Common Stock covered by such options is $1.00 per share. The Board's policy is to encourage stock ownership and thus the formula used to determine the number of shares for which an option may be granted pursuant to such an election provides a premium of 150% for such deferrals, as calculated in the 1998 Directors Plan.

     All options granted under the 1998 Directors Plan have a ten-year term. Options are not exercisable for the first six months from the date of issuance, at which time they become exercisable as to 100% of the shares covered until termination. Shares covered by an option which is no longer exercisable with respect to such shares will again be available for offering under the 1998 Directors Plan.

     Options under the 1998 Directors Plan may not be transferred except generally by will or the laws of descent and distribution, and during the lifetime of the option holder, may be exercised only by the option holder or his representative. In addition, options generally may be exercised only while the option holder is serving as a member of the Board of Directors. However, upon the death of a Director, upon the retirement of a Director because of total and permanent disability, upon expiration of a Director's term of office or otherwise in accordance with the Board's retirement policy, or upon the resignation of a Director due to a potential conflict of interest, the former Director or his representative may, at any time during the balance of the ten year period, purchase all or any part of the Common Stock covered by the option. Notwithstanding the foregoing, in no event shall an option be exercised if the former Director engages or participates in any business which competes against any of the businesses engaged in by the Company.

     In the event of a change in control of the Company, all outstanding options will become immediately and fully exercisable. Any independent non-employee Director whose services are terminated within twenty-four months after a change in control may exercise outstanding options at any time during the balance of the ten-year period.

FUTURE RESTRICTED STOCK GRANTS

     Under the existing plan, stock incentives are only available to Outside Directors. The approximate number of persons eligible to participate in the Plan is six. If all of the nominees for election to the Board at the Annual Meeting are in fact elected by the Shareholders, the grants of restricted stock will be as set forth below for 2004.

                               NEW PLAN BENEFITS

DIRECTOR NAME                                               DOLLAR VALUE OF GRANT   NUMBER OF UNITS
-------------                                               ---------------------   ---------------
W. Anthony Huffman........................................         $12,500                 *
Donald K. Miller..........................................         $12,500                 *
James F. Robeson..........................................         $12,500                 *
Thomas C. Sullivan........................................         $12,500                 *
Joseph P. Viviano.........................................         $12,500                 *
Gerald B. Wasserman.......................................         $12,500                 *
Non-Employee Director Group (6 persons)...................         $75,000                 *

---------------

* The number of shares of Common Stock included in the awards will be determined by dividing the fixed dollar amount of each award by the closing price of Huffy Common Stock on the New York Stock Exchange on the award date. In 2003, each Outside Director received a grant of 2,171 shares of restricted stock.

     It is impossible at the present time to indicate specifically the names of persons to whom future options will be granted, or the aggregate number of shares, within the limitations of the 1998 Directors Plan, to be covered by such options. The following table sets forth the number of options to acquire shares which were received by or allocated to each of the listed Directors in 2003 under the 1998 Directors Plan.

                               NEW PLAN BENEFITS

                                                                   SHARES
                                                                 UNDERLYING
                                                                   OPTIONS
DIRECTOR NAME                                                  GRANTED IN 2003
-------------                                                  ---------------
W. Anthony Huffman..........................................        7,576
Donald K. Miller............................................        7,576
James F. Robeson............................................        7,576
Thomas C. Sullivan..........................................        7,576
Joseph P. Viviano...........................................        7,576
Gerald B. Wasserman.........................................        7,576
All Directors who are not employees as a group..............       45,456

THE 1998 KEY EMPLOYEE PLAN

     The 1998 Key Employee Plan provides a means for key employees to receive options to acquire shares of the Company's Common Stock and stock appreciation rights, and an opportunity to subscribe for shares of Common Stock subject to certain restrictions. Its stated purpose is to provide an additional incentive to Officers, Directors who are employees of the Company and its subsidiaries, and certain other key employees to increase shareholder value and to remain in the employ of the Company or its subsidiaries.

     The Board of Directors may alter or amend the 1998 Key Employee Plan at any time prior to its termination, except that the Board may not, without the approval of the Shareholders, increase the aggregate number of shares of Common Stock which may be issued, reduce the prices at which options or stock appreciation rights may be exercised, extend the time within which options or stock appreciation rights may be granted or exercised, reprice options, extend the time within which restricted shares may be offered, permit any person while a member of the Committee to be eligible to participate, alter or affect to the detriment of an optionee any option or stock appreciation right previously granted without the consent of such optionee, or alter or affect to the detriment of a subscriber any subscription for restricted shares without the consent of such subscriber.

     Any full-time salaried employee of the Company or a subsidiary who is also an Officer and may or may not be a member of the Board of Directors, or a key employee will be eligible to participate in the 1998 Key Employee Plan. At the present time, the number of employees who may participate in the 1998 Key Employee Plan is unknown. The Committee will designate the employees to whom options and/or stock appreciation rights will be granted or to whom restricted shares will be offered. The Chief Executive Officer of the Company, subject to limitations, also may grant non-qualified options to employees, but not Officers, of the Company. Such grants will be subject to the same terms and conditions of the 1998 Key Employee Plan as grants made by the Committee.

     Options granted under the 1998 Key Employee Plan to a key employee may be either non-qualified stock options or incentive stock options, or both, as described below. To date, no incentive stock options or stock appreciation rights have been granted under such plan. The Plan does not permit option repricing without shareholder approval.

     The number of shares of Common Stock that may be subject to options granted to an employee during any calendar year may not exceed 25% of the total number of shares that may be issued under the 1998 Key Employee Plan. Shares covered by an option which is no longer exercisable with respect to such shares or restricted shares which are forfeited will again be available for offering under the 1998 Key Employee Plan. If an option is surrendered in connection with the exercise of a stock appreciation right, the number of shares covered by such option less the number of shares issued in connection with the exercise of the stock appreciation right will again be available for offering.

     The purchase price of Common Stock covered by an incentive stock option may not be less than 100% of the fair market value of such Common Stock on the date of grant of such option. The purchase price of Common Stock covered by any other option is determined by the Committee; provided, however, that the purchase price may not be less than $1.00 per share. Options may be exercised by payment to the Company of the purchase price in cash or in Common Stock of the Company already owned by the optionee or, subject to applicable Company policy, the withholding of Common Stock to be issued to optionee or any combination thereof. No option may be exercised until six months following the date upon which it was granted or after ten years from such date.

     In the event of a change-in-control of the Company, all outstanding options will become immediately and fully exercisable. Any outstanding option of an optionee whose employment is terminated, except by the Company for cause, within 24 months after a change-in-control will remain exercisable for a period of three months from the date of such termination, but in no event after the expiration of the exercise period.

     The Committee may grant in connection with any option granted under the 1998 Key Employee Plan a stock appreciation right, whereby the option holder may receive from the Company, upon request and in exchange for the surrender of any outstanding option, shares of the Common Stock, cash or any combination thereof having a value equal to the excess of the fair market value of the Common Stock on the date of the request over the purchase price specified in such option. A stock appreciation right may be granted only at the time of an option and is exercisable only if the fair market value of the Common Stock on the date of the request exceeds the purchase price of such option.

     Options granted by the Committee vest, generally, in equal amounts over three or four years beginning on the first annual anniversary date of the grant. No stock appreciation right or related stock option may be exercised during the first six months of its term, unless the death or disability of the optionee occurs during this period, or after ten years from the date of grant. Upon surrender of an option in exercise of stock appreciation rights, such option will expire. The Committee's disapproval of a request will not affect the optionee's right to exercise the stock appreciation right at a later date or to exercise any option granted under the 1998 Key Employee Plan.

     An option or stock appreciation right may be transferred only by will or the laws of descent and distribution or by gift to certain family members. During the lifetime of an employee, only the employee, his representatives, or his permitted assigns may exercise any option or stock appreciation right.

     Options or stock appreciation rights may be exercised only while the option holder is an employee during a period of continuous employment with the Company or a subsidiary from the date of grant and may not be exercised at any time after termination of employment except as follows: (1) upon the termination of employment for disability or upon retirement under any pension plan for salaried employees, a former employee may exercise all or any part of his non-qualified options until five years after such termination or retirement, whichever occurs first, and he may exercise all or any part of his incentive stock options or stock appreciation rights for a period of three months following such termination or retirement; (2) upon termination following the disposition of a business, a former employee may exercise all or any part of his exercisable non-qualified options, incentive stock options, or stock appreciation rights until three months after such termination; (3) at the discretion of the Company, upon severance of an employee, such former employee may exercise his non-qualified options for a period to be negotiated, not to exceed the severance pay period, provided the former employee has executed a release and waiver; and
(4) upon the death of any employee, retired employee, or employee whose services were terminated due to disability, his representatives may exercise his options or stock appreciation rights for a period of six months following the date of death. Notwithstanding the foregoing, in no event shall an option be exercised if the former employee engages or participates in any business which competes against any of the businesses engaged in by the Company.

     The 1998 Key Employee Plan gives key employees selected by the Committee an opportunity to subscribe for restricted shares. Such shares will be restricted as to transferability for a period of time, not to exceed ten years, as determined by the Committee. The purchase price of the restricted shares will be determined by the Committee; provided, however, that in no event will the price be less than $1.00 per share. The purchase price must be paid in full by the subscriber on or before ten years from the date of the subscription by setting off against such purchase price 100% of the cash dividends payable with respect to the restricted shares plus such portion of all profit sharing or other bonuses to which the subscriber becomes entitled as provided by the Committee and in cash. No certificates for restricted shares will be executed and delivered until such shares are fully paid. To date, 497,314 restricted shares have been awarded under such plan. The Board of Directors amended the 1998 Key Employee Plan in 2004 to allow restricted shares to be granted in an amount up to fifty percent (50%) of the number of shares approved under the Plans and to vest no earlier than six months after grant.

     Except for restrictions on transfer, an employee who subscribes for restricted shares will have all of the rights of a shareholder of the Company, including the right to vote the restricted shares and the right to receive dividends, subject to provisions of the subscription agreement.

     In the event a subscriber ceases to be an employee of the Company or a subsidiary during the restricted period for any reason other than death, disability, retirement under any pension plan, or termination by the Company other than for cause within 24 months of a change-in-control, all restricted shares will be forfeited to the Company. However, if the termination is by action of the Company, the Committee may determine that some or all of the restricted shares will be free of restrictions and not forfeited. If a subscriber ceases to be an employee by reason of death, disability, retirement under any pension plan, or within 24 months after a change-in-control, the restrictions will terminate. The Committee may at any time accelerate or waive all or any portion of the restrictions in respect of the restricted shares.

     Upon termination of employment for any reason, including death or retirement, the employee or his representative may elect to pay the purchase price due on any portion of the restricted shares which are freed of restrictions and not forfeited within three months after the happening of such event. If such payment is not made, the Company will treat the failure as a default in payment, whereby the Company will release the shares from subscription and treat as retired the shares subject to the subscription which have not been fully paid.

     It is impossible at the present time to indicate specifically the names of persons to whom future options, stock appreciation rights, or restricted shares will be granted, or the aggregate number of shares, within the limitations of the 1998 Key Employee Plan, to be covered by such grants. The following table sets forth the options and restricted shares granted in 2003 under the 1998 Key Employee Plan to the Named Executive Officers, to all Executive Officers as a group, to non-officer employees as a group and to all employees.

                               NEW PLAN BENEFITS

                                                                 RESTRICTED
                                                                 SHARES AND
                                                                   SHARES
                                                                 UNDERLYING
                                                                   OPTIONS
NAME                                                           GRANTED IN 2003
----                                                           ---------------
Don R. Graber...............................................             0
Paul R. D'Aloia.............................................        60,000
Robert W. Lafferty..........................................             0
Nancy A. Michaud............................................             0
Timothy G. Howard...........................................             0
Executive Officers as a group...............................        60,000
Non-Officer employees as a group............................       192,512
Total for all employees.....................................       252,512

THE 1998 RESTRICTED SHARE PLAN

     The 1998 Restricted Share Plan replaced a portion of the cash retirement benefits owed to key management employees under the Benefit Plan with the Company's Common Stock granted as restricted shares. As indicated above, the Board eliminated future restricted share grants under the 1998 Restricted Plan, effective January 1, 2003. Despite the elimination of future grants, an amendment to the 1998 Restricted Share Plan is required in that, as described above, each of the Plans utilize a single pool of available shares. As to restricted shares previously granted under the 1998 Restricted Plan, such shares directly reduced and replaced a portion of the cash amount of supplemental retirement benefits owed to participants under the Benefit Plan. The Company is able to take a tax deduction for the value of the Restricted Shares awarded under the 1998 Restricted Share Plan upon the vesting of such shares.

     The Board of Directors may alter or amend the 1998 Restricted Share Plan at any time prior to its termination, except that the Board may not, without the approval of the Shareholders, increase the aggregate number of shares of Common Stock which may be issued. Further, the Board of Directors may not alter or affect to the detriment of any recipient any outstanding restricted shares granted pursuant to the 1998 Restricted Share Plan without the consent of such recipient.

     Any Senior Executive Participant in the Benefit Plan was eligible to receive a grant of restricted shares under the 1998 Restricted Share Plan. This class of participants includes approximately seven persons.

     Each recipient was entitled to an annual grant of restricted shares in an amount having a fair market value equal to one-half of the total dollar amount of such recipient's accrued benefit under the Benefit Plan as determined by the Company's actuary. The Committee could approve additional grants in its discretion.

     Until vested, restricted shares may not be transferred or encumbered without the consent of the Committee. Subject to other provisions of the 1998 Restricted Share Plan and any agreement for restricted shares, each grant of restricted shares will vest upon the earliest of the following dates: (1) the date of the recipient's death, (2) the date on which the Committee determines that the recipient is disabled, (3) the date on which the recipient becomes vested in his benefit under the Benefit Plan, (4) the closing date of a change-in-control, or (5) the date on which the recipient becomes eligible to commence retirement benefits under any salaried retirement plan.

     Except for restrictions on transfer, an employee who receives restricted shares has all of the rights of a Shareholder of the Company, including the right to vote the restricted shares and the right to receive dividends, subject to provisions of the 1998 Restricted Share Plan and any grant agreement.

     In the event a recipient ceases to be an employee of the Company or a subsidiary prior to the vesting of any restricted shares, all restricted shares which are not vested will be forfeited to the Company. However, if the termination is by action of the Company, the Committee may determine that some or all of the restricted shares not yet vested will not be forfeited. If restricted shares granted under the 1998 Restricted Share Plan are later forfeited, such restricted shares will again be available for offering under the 1998 Restricted Share Plan.

     At the present time, future grants have been eliminated and the program has been curtailed.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has appointed the firm of KPMG LLP as independent public accountants for the Company for calendar year 2004, subject to ratification by the Shareholders and any future contingencies that may require reconsideration. The firm of KPMG LLP has served as independent public accountants for the Company since 1962. The Board of Directors recommends ratification of this appointment although it is not required by law. One or more members of KPMG LLP will attend the Annual Meeting with an opportunity to make a statement if they desire to do so and to respond to such appropriate questions as may be asked by Shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. The proposal to ratify the appointment of KPMG LLP requires the affirmative vote of the holders of the majority of the shares of Common Stock present in person or represented by proxy at the meeting. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against the resolution, provided such shares are properly present at the meeting in person or by proxy.

AUDIT FEES

     The aggregate fees billed for professional services rendered by KPMG LLP for its audit of the Company's annual financial statements for the years ended December 31, 2003 and December 31, 2002 and for its reviews of unaudited quarterly financial statements contained in the reports on Form 10-Q filed by the Company during such years amounted to $460,000 and $744,000, respectively.

AUDIT-RELATED FEES

     The aggregate fees billed for professional services rendered by KPMG LLP for assurance and related services reasonably related to the performance of audit and review of the financial statements described above amounted to $83,000 for 2003 and $198,464 for 2002. Such services included auditing employee benefit plans and due diligence assistance relating to acquisitions made in 2002 by the Company.

TAX FEES

     The aggregate fees billed for professional services rendered by KPMG LLP for professional services rendered for tax compliance, tax advice and tax planning during 2003 and 2002 amounted to $175,518 and $393,418, respectively.

ALL OTHER FEES

     No fees were billed by KPMG LLP other than the Audit Fees, Audit-Related Fees and Tax Fees described above, during the years ended December 31, 2003 and December 31, 2002.

     All of the services described above were approved by the Audit Committee. The Company's Audit Committee did consider whether KPMG's provision of such non-audit-related services was compatible with maintaining the independence of KPMG LLP and concluded that it was compatible with maintaining such independence.

     As required by the Sarbanes-Oxley Act of 2002, the Audit Committee is responsible for the approval of all permitted non-audit services performed by the independent public accountants for the Company. As part of such responsibility, the Committee has established a procedure whereby Management of the Company is required to request such authorization of the Committee prior to engaging KPMG LLP to perform any non-audit services. In the event that such services, or engagement thereof, are required prior to a regularly scheduled meeting of the Committee, the Committee has delegated the authority to approve both audit and non-audit services to the Chairman of the Committee, or his designee in the event he is unavailable. All such requests and approvals are presented to the Committee at its next regularly scheduled meeting.

                                 OTHER MATTERS

     Proposals of Shareholders intended to be presented at the 2005 Annual Meeting of Shareholders must be received by the Company by November 13, 2004 for inclusion in the Company's Proxy Statement and proxy relating to the 2005 Annual Meeting of Shareholders.

     The Company may use its discretion in voting proxies with respect to shareholder proposals not included in the Proxy Statement for the fiscal year ended December 31, 2004, unless the Company receives notice of such proposals prior to January 27, 2005.

     The Board of Directors does not intend to present to the meeting any matters other than those mentioned herein. It does not know of anything that will be presented by other parties, other than those mentioned herein.

     However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote thereon according to their discretion and best judgment.

                                            By order of the Board of Directors

                                            /s/ Nancy A. Michaud
                                            Nancy A. Michaud
                                            Secretary
Dayton, Ohio
March 12, 2004

                                                                       EXHIBIT A

                                AUDIT COMMITTEE

     PURPOSE AND ROLE - The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Corporation and such other duties as directed by the Board. The membership of the Committee shall consist of at least three directors who are (or will become within a reasonable period of time) financially literate, as such is determined by the Board of Directors, in its business judgment, with at least one such member being an "audit committee financial expert" as defined by the Securities and Exchange Commission ("SEC") as the Board of Directors interprets such qualification in its business judgment. Each member shall be free of any relationship that would interfere with his or her individual exercise of independent judgment. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. The Corporation shall provide funding, as determined by the Audit Committee, for payment of compensation to the independent accountants for the purpose of issuing an audit report or to any advisors employed by the Audit Committee.

     SCOPE - The Audit Committee serves at the pleasure, and is subject to the control and direction, of the Board of Directors.

     RESPONSIBILITIES - The primary responsibilities of the Audit Committee include:

     (a) Public Accountants.

     (i) The Audit Committee shall be directly responsible for the selection, evaluation and, where appropriate, replacement of public accountants for the Corporation, and to verify and ensure the independence of such firm, discussing with the Board of Directors any relationships that may adversely affect the independence of the auditor. The public accountant firm shall report directly to the Audit Committee.

        (A) The Committee shall review and evaluate the lead and concurring partners of the independent accountants.

        (B) The Committee shall ensure the rotation of the lead audit and concurring partner of the independent accountants as required by law and shall consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent accountants on a regular basis.

     (ii) The Audit Committee shall obtain and review a report from the outside independent auditor at least annually regarding (a) the outside independent auditor's internal quality-control procedures,
            (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Corporation. Evaluate the qualifications, performance and independence of the outside independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management and internal auditors. The Audit Committee shall set clear hiring policies for employees or former employees of the independent auditor. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

     (iii) The Audit Committee shall, prior to the annual audit of the Corporation or any non-routine audit, meet with the auditors conducting such audit for the purpose of discussing:

        -- The scope of the audit.

        -- The extent and sufficiency of internal accounting controls.

        -- Coordination with and review of internal auditing work of the Corporation.

        -- The cost of the audit.

     (iv) The Audit Committee shall have the authority to instruct the auditors to expand the extent of their audit or to specify particular areas for examination by the auditors.

     (v) Prior to the release of the financial statements contained in the quarterly Form 10-Q, such statements will be reviewed with the Chairman of the Audit Committee and other members of the Committee will be notified in advance of the review date and time so as to be afforded the opportunity to participate in such review. In addition, the Audit Committee Chairman and, to the extent the Committee deems necessary or appropriate, the Audit Committee shall review and discuss quarterly reports from the independent accountants on:

        (A) All critical accounting policies and practices to be used.

        (B) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants.

        (C) Other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

     (vi) Following completion of the annual audit, the Audit Committee shall meet with the auditors to review the audit and their report thereon.

     (vii) The Audit Committee shall also, following completion of the annual audit and quarterly releases of financial statements, review the auditors' evaluation of:

        -- The quality and adequacy of the accounting financial and internal audit policies and procedures of the Corporation.

        -- The overall internal controls of the Corporation.

        -- The impact of opinions of the Financial Accounting Standards Board, releases of the SEC, regulations of the New York Stock Exchange, changes in the tax laws and any other pertinent laws or regulations that could have an impact upon the Corporation's financial condition and statements.

        -- The Corporation's annual audited financial statements and quarterly financial statements with Management and the independent auditor including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations".

        -- The adequacy of management disclosure of financial information to the Directors and of earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies.

     (viii) The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent accountants, subject to those exceptions for non-audit services permitted by law including those described in Section 10A(i)(1)(B) of the Securities and Exchange Act of 1934 (the "Exchange Act"), as amended from time to time (a copy of this Section has been provided to the Audit Committee), which are approved by the Audit Committee prior to the completion of the audit.

     (ix) The Audit Committee may form and delegate authority to subcommittees consisting of one or more members, when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

     (b) Internal Auditors.

     As used in this charter, "Internal Auditors" means the Corporation's internal audit department or the external audit firm hired to fulfill the internal audit function.

     (i) The Audit Committee shall meet, at each of its regularly scheduled meetings, with the Manager of Internal Audit to review the internal audit program of the Corporation. As used in this charter, "Manager of Internal Audit" means the manager of the Corporation's internal audit department or the manager of an external audit firm hired to fulfill the internal audit function.

     (ii) The Audit Committee shall receive periodic reports on such program, including information on audits completed and in progress, and audits added to or deleted from the program. Such reports shall include a discussion of any major findings disclosed during the course of such audits.

     (c) The Committee will ensure both the public accountants and the internal auditors will have direct access to members of the Audit Committee.

     (d) The Committee will review the Certification of the Chief Financial Officer and Chief Accounting Officer in connection with the filing of the Corporation's annual Form 10-K Report and quarterly Form 10-Q Reports.

     (e) The Committee shall make regular reports to the Board of Directors regarding the auditors' findings and other matters considered by the Committee and shall make such recommendations to the Board of Directors on audit matters or procedures and other matters, as it may deem appropriate.

     (f) The Audit Committee shall review this charter annually and shall annually evaluate the performance of the Audit Committee.

     (g) The Committee shall prepare an Audit Committee Report as required by the SEC to be included in the Corporation's annual Proxy Statement.

     (h) The Audit Committee shall perform such other functions as are prescribed by law.

     COMPLIANCE OVERSIGHT RESPONSIBILITIES - The Audit Committee, to the extent it deems necessary or appropriate, shall:

     (a) Obtain from the independent accountants assurance that Section 10A(b) of the Exchange Act regarding discovery of illegal or improper acts (a copy of which has been provided to the Audit Committee) has not been implicated.

     (b) Obtain reports from management and the independent accountants that the Corporation and its subsidiaries are in conformity with applicable legal requirements and the Corporation's Standards of Ethics and Behavior, including any separate policy applying to Officers and Company Presidents. Review reports and disclosure of insider and affiliated party transactions. Advise the Board with respect to the Corporation's policies and procedures reports regarding compliance with applicable laws and regulations and with the Corporation's Standards of Ethics and Behavior.

     (c) Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     (d) Discuss with management and the independent accountants any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Corporation's financial statements or accounting policies.

     (e) Discuss with the Corporation's Vice President - General Counsel and Secretary legal matters that may have a material impact on the financial statements or the Corporation's compliance policies.

     (f) Discuss policies with respect to risk assessment and risk management.

     QUORUM/ATTENDEES - The Audit Committee will be comprised of not less than three Directors (all of whom shall be Independent Directors) to be nominated by the Nominating and Governance Committee and approved by the Board of Directors for appointment in April of each year, and other times when necessary to fill vacancies. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Exchange Act, as amended from time to time (a copy of which has been provided to the Audit Committee), and the rules and regulations of the SEC as may be amended from time to time. At least one member of the Audit Committee shall be an audit committee financial expert as defined by the SEC. Unless the Board determines that such simultaneous service does not impair the ability of a member to effectively serve on the Audit Committee, Audit Committee members shall not simultaneously serve on the audit committee of more than two other publicly traded companies.

     The membership of the Audit Committee shall be in full compliance with the requirements of the New York Stock Exchange and other applicable laws, rules or regulations or bodies having authority over such matters. One of such Directors will be designated as Chairman of the Audit Committee. The duties and responsibilities of a member of the Audit Committee are in addition to those for a member of the Board of Directors. A majority of the duly appointed and qualified members of the Audit Committee shall constitute a quorum for the transaction of business.

     MEETINGS - The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with Management, the internal auditors and the independent accountants in separate executive sessions. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     LIMITATION OF AUDIT COMMITTEE'S ROLE - While the Audit Committee has the responsibility and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountants of the Corporation.

     All members of the Committee will receive a copy of the minutes of each meeting of the Audit Committee following such meeting.

     Except as otherwise required by applicable law, regulations, and the listing standards of the New York Stock Exchange, all major decisions of the Corporation are to be considered by the Board of Directors of the Corporation as a whole.

                                                          HUFFY CORPORATION


                                                        PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. 0
                                                                                                -----------------------------

                                                                                                -----------------------------
                                                                                                       Control Number
Will Attend Annual Meeting           [ ]     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:  For   Withheld   For All
                                             1. Election of Directors:                                     All      All     Except
Please indicate number attending: ___           Nominees for 1 year terms:  (01) Don R. Graber,             0        0        0
                                                                            (02) Donald K. Miller
Change of Address                    [ ]        Nominees for 2 year terms:  (03) Paul R. D'Aloia,
Mark here for address change and                                            (04) James F. Robeson,
revise pre-printed address                                                  (05) Thomas C. Sullivan

                                                -----------------------------------------------------      For   Against    Abstain
                                                (Except nominees written above)                             0        0        0
                                             2. Amendment to the 1998 Key Employee Stock Plan, the 1998
                                                Director Stock Incentive Plan and the 1998 Restricted
                                                Share Plan increasing the number of shares available
                                                for grant of options and restricted shares under the
                                                plans.
                                                                                                           For   Against    Abstain
                                             3. Ratification of appointment of KPMG LLP as independent      0        0        0
                                                public accountants for 2004.

                                             ---------------------------------------------------------------------------------------



                                                          Signature(s)                                    Date:               ,2004
                                                                      ------------------------------------     ---------------
                                                          Signature(s)                                    Date:               ,2004
                                                                      ------------------------------------     ---------------
                                                          IMPORTANT: Please sign and return promptly. Please sign exactly as name appears. If signing in fiduciary or representative capacity, please give full title as such. If shares are registered in more than one name, all holders must sign. If signature is for a corporation, the handwritten signature and title of an authorized officer is required, together with the full corporate name.


------------------------------------------------------------------------------------------------------------------------------------
                                                      - FOLD AND DETACH HERE -


                                  VOTE BY TELEPHONE OR THE INTERNET 24 HOURS A DAY, 7 DAYS A WEEK


             TELEPHONE                                       INTERNET                                      MAIL
             ---------                                       --------                                      ----

Use a touch-tone telephone to vote by           Access the World Wide Web site at           MARK, SIGN AND DATE the proxy card.
phone toll-free. Simply dial                    http://www.eproxyvote.com/huf/ to vote      Detach the proxy card and return it in
1-866-207-3912 and follow the simple            via the Internet. Have this form            the postage-paid envelope provided.
recorded instructions. Have this form           available when accessing the web site.
available for the call.                         If shares are voted via the Internet,
                                                there is no need to return the proxy
A telephone vote authorizes the named           card.
proxies to vote shares in the same
manner as if the proxy card is marked,
signed and returned. If shares are voted
by telephone, there is no need to return
the proxy card.



Voting by phone or via the Internet may occur anytime prior to 11:59 p.m. on April 21, 2004. This form will be needed to vote by phone or via the Internet. If so voted, the proxy card does not need to be mailed.

                                HUFFY CORPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                FOR ANNUAL MEETING OF SHAREHOLDERS APRIL 22, 2004

P    The undersigned hereby appoints W. Anthony Huffman and Joseph P. Viviano,
R    and each of them, his or her proxies, with power of substitution, to vote
O    all shares of Common Stock of HUFFY CORPORATION, an Ohio corporation, which
X    he or she may be entitled to vote at the Annual Meeting of Shareholders of
Y said Corporation to be held April 22, 2004, and at any adjournment(s) thereof, on the following matters, all of which are described in the Proxy Statement, receipt of which is hereby acknowledged:

                         ELECTION OF DIRECTORS, NOMINEES
            (FOR A TERM OF ONE YEAR) DON R. GRABER, DONALD K. MILLER
 (FOR A TERM OF TWO YEARS) PAUL R. D'ALOIA, JAMES F. ROBESON, THOMAS C. SULLIVAN

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED (A) FOR THE NOMINATED DIRECTORS, (B) FOR THE AMENDMENT OF THE 1998 KEY EMPLOYEE STOCK PLAN, THE 1998 DIRECTOR STOCK INCENTIVE PLAN AND THE 1998 RESTRICTED SHARE PLAN, AND (C) FOR THE APPOINTMENT OF AUDITORS. EXCEPT FOR THE MATTERS LISTED ON THE REVERSE SIDE OF THIS CARD, THE BOARD OF DIRECTORS AT PRESENT KNOWS OF NO BUSINESS OTHER THAN OF A ROUTINE NATURE TO BE BROUGHT BEFORE THE MEETING. IF ANY OTHER BUSINESS IS BROUGHT BEFORE THE MEETING, THIS PROXY WILL BE VOTED ACCORDING TO APPOINTED PROXIES' DISCRETION AND BEST JUDGMENT. IF CUMULATIVE VOTING IS ELECTED FOR ELECTION OF DIRECTORS, VOTES CAST PURSUANT TO THIS PROXY WILL BE DISTRIBUTED TO THE ABOVE NOMINEES, AT THE DISCRETION OF SAID
PROXIES.                                                      ----------------
                                                                SEE REVERSE
                                                                    SIDE
                                                              ----------------

--------------------------------------------------------------------------------

                               HUFFY CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS

                                ADMISSION TICKET


   April 22, 2004, 10:00 a.m.                       [MAP]
  Frederick C. Smith Auditorium
   Sinclair Community College
      444 West Third Street
          Dayton, Ohio

Directions:
     TAKE THE THIRD STREET EXIT
(53A off of I-75) (northbound or
southbound)
     TURN RIGHT ONTO PERRY STREET
(second light) Go one block to
Fourth Street and turn right
Underground parking garage is on
the right in the Sinclair Center







If planning to attend the meeting, please check the box and indicate the number attending on the reverse side of the proxy form. Please detach this card and bring it to the meeting for presentation at the meeting.